UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A [X]

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only
[X]	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

NetSol Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING

And

PROXY STATEMENT

Annual Meeting of Shareholders

NetSol Technologies, Inc.

24025 Park Sorrento, Suite 410

Calabasas, CA 91302

May 17, 2016

NetSol Technologies, Inc.

24025 Park Sorrento, Suite 410

Calabasas, CA 91302

Phone: (818) 222-9195

Fax: (818) 222-9197

www.netsoltech.com

March 29, 2016

Dear Valued Shareholder:

Today I am pleased to report that NetSol is stronger than at any point in our history, a direct result of our decision to invest in an engine of growth, with the introduction of our next-generation platform.

In fiscal 2015, we added capacity with additional technology professionals and new infrastructure, which impacted short-term results, but positioned the company to achieve long-term growth and improved profitability.

Results from this investment are now beginning to play out in fiscal 2016. We are signing new implementations for NFS Ascent™, our next-generation financing and leasing solution, including an $8 million implementation in the U.K., and the largest contract in our history with a 12-country NFS Ascent agreement valued at more than $100 million.

The 12-country order provides a top-tier reference for NFS Ascent in each country, and represents a strong stamp of approval for our platform and team throughout the world. Importantly, our capacity investment allowed us to execute on this historic agreement immediately, and without bogging down resources to serve a growing pipeline of potential new business for our portfolio of solutions.

As we emerge from the transition period and execute against agreements already signed, we are confident in our ability to generate long-term sustainable shareholder value.

We encourage you to review the proxy and submit your vote by mail or in person at the 2015 NetSol Technologies, Inc. annual meeting, which will be held at our office located at 24025 Park Sorrento, Suite 410, Calabasas, CA 91302, on May 17, 2016, starting at 10:00 a.m. We all have a vested stake in the success of the company and it is important that your shares be represented and voted.

Thank you for your continued support.

Sincerely,

Najeeb Ghauri
Chairman and CEO
NetSol Technologies, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 17, 2016

TO THE SHAREHOLDERS OF NETSOL TECHNOLOGIES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders, including any adjournments or postponements thereof, of NetSol Technologies, Inc. (the “Company”), will be held on May 17, 2016, at 10:00 a.m., local time, at the Company’s offices located at 24025 Park Sorrento, Suite 410, Calabasas, California 91302 for the following purposes:

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2017 or when their successors are elected.

2.	To consider and vote upon the ratification of the appointment of Kabani & Company, Inc. as the Company’s independent auditors for the fiscal year 2016.

3.	To consider such other matters as may properly come before the Annual Meeting.

Only shareholders of record as shown on the books of the Company at the close of business on March 28, 2016, the record date and time fixed by the Board of Directors, will be entitled to vote at the meeting and any adjournment thereof.

By order of the Board of Directors
NetSol Technologies, Inc.

Najeeb Ghauri
Chief Executive Officer

Calabasas, California

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

NetSol Technologies, Inc.

24025 Park Sorrento, Suite 410

Calabasas, CA 91302

PROXY STATEMENT GENERAL INFORMATION

This Proxy Statement is furnished to holders of the common stock, par value $.001 per share, of NetSol Technologies, Inc., a Nevada corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 17, 2016 at 10:00 A.M., local time, at the Company headquarters, located at 24025 Park Sorrento, Suite 410, Calabasas, CA 91302 and any and all adjournments thereof. The purpose of the Annual Meeting and the matters to be acted on there are set forth in the accompanying Notice of Annual Meeting of Shareholders. For overnight accommodations, Hilton Garden Inn located at 24150 Park Sorrento, Calabasas, CA 91302, telephone (818) 591-2300 is within a short walking distance of the meeting site.

The Annual Meeting has been called for the purpose of the following:

1.	To consider and vote on the election of directors, each to hold office for a term of one year ending in 2017 or when their successors are elected;

2.	To consider and vote upon the ratification of the appointment of Kabani & Company, Inc. as the Company’s independent auditors for the fiscal year 2016; and,

3.	To consider such other matters as may properly come before the Annual Meeting.

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QUESTIONS AND ANSWERS ABOUT VOTING AND THE SHAREHOLDER MEETING

Q:	Why did I receive the proxy materials?

A:	We have made the proxy materials available to you over the internet and mailed you paper copies of these materials because the Board is soliciting your proxy to vote your shares of our common stock at the annual meeting to be held on May 17, 2016, and at any adjournments or postponements of this meeting.

Q:	What is a proxy?

A:	The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the annual meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “proxy card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “proxy card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. In this proxy statement, the term “proxy card” means both the voting instruction form and proxy card unless otherwise indicated.

Q:	Who Can Vote?

A:	You are entitled to notice of the Annual Meeting if you held any shares of common stock of NetSol Technologies, Inc. as of the close of business on the record date, March 28, 2016. You are entitled to vote at the Annual Meeting all shares of common stock of NetSol Technologies, Inc. that you held as of the close of business on that record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

As of the record date, March 28, 2016, there were 10,490,850 shares of common stock of NetSol Technologies, Inc. issued and outstanding.

In accordance with Nevada law, lists of our shareholders who are entitled to vote at the Annual Meeting will be available for inspection by any stockholder present at the Annual Meeting and, for ten days prior to the Annual Meeting, by any shareholder, for purposes germane to the meeting, at our offices located at 24025 Park Sorrento, Suite 410, Calabasas, CA 91302. Any inspection of these lists prior to the Annual Meeting must be conducted between 9:30 A.M. and 4:30 P.M. (PST). Please contact our Secretary before going to conduct any inspection prior to the Annual Meeting.

Q:	Who Is the Record Holder?

A:	You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we are sending these proxy materials directly to you. If the record holder of your shares is a nominee, you will receive proxy materials from such nominee.

Q:	How Do I Vote

Record Holders:

●

By Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it as soon as possible in the postage-paid envelope provided.

By Telephone. If you choose to vote by phone, please call toll free 1-800-690-6903 and vote your shares; international callers please call the same number 1-800-690-6903 where there will be a toll to vote.

●	By attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares in person. By voting on the Internet. Please go on www.proxyvote.com.

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Stock Held by Brokers, Banks and Nominees:

●	If your common stock is held by a broker, bank or other nominee, such nominee will provide you with instructions that you must follow in order to have your shares voted.

●	If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on March 28 2016.

Q:	Are proxy materials available on the Internet?

A:	Yes, please see notice below:

Important notice regarding the availability of proxy materials for the annual shareholder meeting to be held on May 17, 2016:

Our Proxy Statement and 2015 Annual Report are available on the following Web site:

http://ir.netsoltech.com/annual-meeting

Q:	What are NetSol shareholders being asked to vote on at the annual shareholder meeting?

A:	You will vote on:

●	Item 1: The election of five directors to serve until the next annual meeting of shareholders; and

●	Item 2: Ratifying (non-binding) the selection of Kabani & Company, Inc. as the Company’s independent auditor for fiscal year ending June 30, 2016.

Q:	How Many Shares Must be Represented In Order to Transact Business at the Annual Meeting?

A:	A quorum is the number of shares that must be represented, in person or by proxy, in order to transact business at the Annual Meeting. We will have a quorum and be able to conduct business at the Annual Meeting if a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy. Abstentions will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present.

Q:	How Many Votes Are Required to Approve a Proposal?

A:	If a quorum is present, the vote of a majority of votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect directors. The vote of a majority of the votes cast is required to ratify the selection of our independent registered public accounting firm in this Proxy Statement.

Q:	What is a Broker Non-Vote?

A:	Under the rules that govern nominees who have record ownership of shares that are held in “street name” for account holders (who are the beneficial owners of the shares), nominees typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item, a “broker non-vote” occurs. A broker non-vote is deemed present for purposes of establishing a quorum but shall not be considered voted on any matter.

Q:	How can I change my vote?

A:	You can revoke your proxy prior to the close of voting at the Annual Meeting by:

●	Sending written notice of revocation to our Secretary at our executive offices,

●	Sending a signed proxy card bearing a later date to our Secretary, or

●	If you attend the Annual Meeting in person, by either giving notice of revocation to the Inspector(s) of Election at the Annual Meeting or by voting in person.

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Q:	Does Anyone Solicit this Proxy and Who Will Pay the Expenses of Proxy Distribution?

A:	We will pay the expenses for the preparation of the proxy materials and the solicitation of proxies. Our directors, officers or employees may solicit proxies on our behalf in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. In accordance with the regulations of the United States Securities and Exchange Commission (the “SEC”), we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Q:	What do I need to do now?

A:	First, carefully read this document in its entirety. Then, vote your shares by following the instructions from your broker, if your shares are held in “street name”, or by one of the following methods:

●	If you received these printed materials by mail, mark, sign, date and return your proxy card in the enclosed return envelope as soon as possible,

●	call the toll-free number on the proxy card and follow the directions provided,

●	go to the website listed on the proxy card and follow the instructions provided, or

●	attend the shareholder meeting and submit a properly executed proxy or ballot. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting by phone or on the Internet has the same effect as submitting a properly executed proxy card.

Q:	What are my choices when voting?

A:	When you cast your vote on:

Item 1: You may vote in favor of electing the nominees as directors or vote against one or more nominees or you may abstain from voting; and,

Item 2: You may cast your vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of each director nominee and in favor of Proposal 2.

Q.	Does the Board have a recommendation for voting?

A.	The Board unanimously recommends you vote your shares as follows:

Proposal 1 – “FOR” each of the persons nominated for election to the Board.

Proposal 2- “FOR” ratification of the appointment of the Company’s independent registered public accounting firm.

Q:	What if I abstain from voting?

A:	If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present, but will not be counted as either an affirmative vote or a negative vote with respect to that matter. With respect to the items scheduled to be voted on at the meeting, abstentions will have no effect on the outcome of the vote on those proposals, assuming a quorum is present.

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Q:	Who is eligible to vote?

A:	Holders of record of NetSol Technologies, Inc. common stock at the close of business on March 28, 2016, are eligible to vote at NetSol’s annual meeting of shareholders. As of that date, there were 10,490,850 shares of NetSol common stock outstanding held by 178 holders of record, a number that does not include beneficial owners who hold shares in “street name”.

Q:	How many shares are owned by NetSol’s directors and executive officers?

A:	On, March 28, 2016, NetSol’s directors and executive officers beneficially owned 1,571,473 shares entitled to vote at the annual meeting, constituting approximately 14.9% of the total shares outstanding and entitled to vote at the meeting.

Q:	Can I change my vote after I have mailed my signed proxy card or voted by telephone or electronically?

A:	Yes. If you have not voted through your broker, you can do this by:

●	calling the toll-free number on the proxy card at least 24 hours before the meeting and following the directions provided,

●	going to the website listed on the proxy card at least 24 hours before the meeting and following the instructions provided, or,

●	submitting a properly executed proxy prior to the meeting bearing a later date than your previous proxy, or

●	voting in person at the meeting, but simply attending the meeting will not, in and of itself, revoke a proxy.

If you voted through your broker, please contact your broker to change or revoke your vote.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

Q:	Can I attend the shareholder meeting even if I vote by proxy?

A:	Yes. All shareholders are welcome to attend and we encourage you to do so.

Q:	Why did I receive more than one proxy card?

A:	You may receive multiple cards if you hold your shares in different ways (e.g. joint tenancy, in trust or in custodial accounts). You should vote on every proxy card that you receive.

Q:	Are there any rules regarding admission to the annual meeting?

A:	Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. Before we will admit you to the meeting, we must be able to confirm:

●	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

●	You were, or are validly acting for, a shareholder of record on the record date by:

●	verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares,

●	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or your most recent plan statement, or

●	reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

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If you do not have proof that you owned, or are legally authorized to act for someone who owned, shares of our common stock on the record date, you will not be admitted to the meeting.

At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, or proof of ownership and any written proxy you present as the representative of a shareholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above. The annual meeting will begin at 10:00 a.m., local time. Please allow ample time for the admission procedures described above.

Q:	Where do I get more information?

A:	If you have questions about the meeting or submitting your proxy, or if you need additional copies of this document or the proxy card, you should contact the following:

Patti L. W. McGlasson

General Counsel & Secretary

NetSol Technologies, Inc.

Legal Department

24025 Park Sorrento

Suite 410

Calabasas, CA 91302

(818) 222-9195

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ANNUAL MEETING BUSINESS

PROPOSAL 1

ELECTION OF DIRECTORS

NetSol’s articles of incorporation and bylaws provide that directors are elected to serve a one-year term of office, expiring at the next annual meeting of shareholders. Our articles of incorporation establish up to nine directors, with the exact number to be fixed from time to time by resolution of the board of directors. The Company has determined reducing the size of the board at this time is in the best interests of the Company. By reducing the cost of maintaining a larger board, yet continuing to have a majority of Independent Board members, the Board can continue to efficiently and effectively oversee the management.

Directors are elected by a majority of votes, which means that the nominees receiving the most votes will be elected. Shareholders are not entitled to cumulate votes in the election of directors. In determining the votes cast for the election of a director, abstentions and broker non-votes are excluded. The Nominating and Corporate Governance Committee considers the offer of resignation and recommends to the board whether to accept it. The policy requires the board to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the shareholder meeting. Board action on the matter requires the approval of a majority of the independent directors.

The board of directors has nominated the following directors for election to one-year terms that will expire at earlier of their removal or replacement or at the 2016 annual meeting:

Najeeb Ghauri

Naeem Ghauri

Shahid J. Burki

Eugen Beckert

Mark Caton

The individuals appointed as proxies intend to vote “FOR” the election of the nominees listed above. If any nominee is not available for election, the individuals named in the proxy intend to vote for such substitute nominee as the board of directors may designate. Each nominee has agreed to serve on the board and we have no reason to believe any nominee will be unavailable.

For the biography of each nominee, please refer to page 16 of this Proxy and for Director Compensation please refer to page 14.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF KABANI & COMPANY, INC.

AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2016

The Audit and Compliance Committee has selected the firm of Kabani & Company, Inc. (“Kabani”), the Company’s independent auditors for the year ended June 30, 2015, to act in such capacity for the fiscal year ending June 30, 2016, and recommends that shareholders vote in favor of ratification of such appointment. There are no affiliations between the Company and Kabani, its partners, associates or employees, other than those which pertain to the engagement of Kabani in the previous year (i) as independent auditors for the Company and (ii) for certain consulting services. Kabani has served as the Company’s independent auditor since 2002.

Audit Fees

Kabani & Company, Inc. audited the Company’s financial statements for the fiscal years ended June 30, 2015 and June 30, 2014. The aggregate fees billed by Kabani for the annual audit and review of financial statements included in the Company’s Form 10-K, services related to providing an opinion in connection with our public offering of shares of common stock and/or services that are normally provided by Kabani that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the year ended June 30, 2015 was $250,000 and for the year ended June 30, 2014 was $255,000.

Tax Fees

Tax fees for fiscal year 2015 were $15,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal years 2014. Tax fees for fiscal year 2014 were $15,000 and consisted of the preparation of the Company’s federal and state tax returns for the fiscal year 2013.

All Other Fees

During the fiscal year 2015 and 2014 there were no other fees paid to Kabani.

Pre-Approval Procedures

The Audit Committee and the Board of Directors are responsible for the engagement of the independent auditors and for approving, in advance, all auditing services and permitted non-audit services to be provided by the independent auditors. The Audit Committee maintains a policy for the engagement of the independent auditors that is intended to maintain the independent auditor’s independence from NetSol. In adopting the policy, the Audit Committee considered the various services that the independent auditors have historically performed or may be needed to perform in the future. The policy, which is to be reviewed and re-adopted at least annually by the Audit Committee:

(i)	Approves the performance by the independent auditors of certain types of service (principally audit-related and tax), subject to restrictions in some cases, based on the Committee’s determination that this would not be likely to impair the independent auditors’ independence from NetSol.

(ii)	Requires that management obtain the specific prior approval of the Audit Committee for each engagement of the independent auditors to perform other types of permitted services.

(iii)	Prohibits the performance by the independent auditors of certain types of services due to the likelihood that their independence would be impaired.

Any approval required under the policy must be given by the Audit Committee, by the Chairman of the Committee in office at the time, or by any other Committee member to whom the Committee has delegated that authority. The Audit Committee does not delegate its responsibilities to approve services performed by the independent auditors to any member of management.

The standard applied by the Audit Committee in determining whether to grant approval of an engagement of the independent auditors is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent auditors’ independence under guidelines of the Securities and Exchange Commission and applicable professional standards. Relevant considerations include, but are not limited to, whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of NetSol’s financial statements; whether the independent auditors would be functioning in the role of management or in an advocacy role; whether performance of the service by the independent auditors would enhance NetSol’s ability to manage or control risk or improve audit quality; whether performance of the service by the independent auditors would increase efficiency because of their familiarity with NetSol’s business, personnel, culture, systems, risk profile and other factors; and whether the amount of fees involved, or the proportion of the total fees payable to the independent auditors in the period that is for tax and other non-audit services, would tend to reduce the independent auditors’ ability to exercise independent judgment in performing the audit.

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Shareholder approval of the selection of Kabani as our independent auditors is not required by law, by our bylaws or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit and Compliance Committee to be directly responsible for the appointment, compensation and oversight of the audit work and the independent auditors. The Committee will consider the results of the shareholder vote on this proposal and, in the event of a negative vote, will reconsider its selection of Kabani. However, the Audit and Compliance Committee is not bound by the shareholder vote.

Even if Kabani’s appointment is ratified by the shareholders, the Audit and Compliance Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Kabani is expected to be available via telephonic conference in the event of any appropriate questions arise at the meeting.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KABANI & COMPANY, INC. AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2016.

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CORPORATE GOVERNANCE, BOARD OF DIRECTORS, COMMITTEES

BOARD MEETINGS AND BOARD COMMITTEES

Nomination of Directors:

The board is responsible for nominating members to the board and for filling vacancies on the board that may occur between annual meetings of shareowners, in each case based upon the recommendation of the nominating and corporate governance committee. The committee seeks input from other board members and senior management to identify and evaluate nominees for director. The committee may hire a search firm or other consultants. The committee will consider nominees recommended by shareowners for election to the board provided the names of such nominees, accompanied by relevant biographical information, and relevant information about the shareowner submitting the nominee, are provided in writing to our secretary in accordance with the requirements of our bylaws. Messrs. Najeeb Ghauri & Naeem Ghauri are brothers.

Director Independence:

The Common Stock is listed and traded on the NASDAQ Capital Market. The corporate governance rules of the NASDAQ Capital Market requires that a majority of the Board consist of directors who are “independent” of the Company. The Board has determined each of the following directors and nominees for director qualify as “independent” in accordance with Rule 5605(a)(2)(A) and (B) of the NASDAQ listing standards for determining independence. Messrs. Mark Caton, Shahid J. Burki and Eugen Beckert are independent board members as described in the listing standards.

Leadership Structure:

The leadership structure of the Board consists of a combined Chairman/CEO position which has been held by Mr. Najeeb Ghauri since 2006. At this time, the Company believes that as a small-cap global corporation, the combination of these two positions is the most appropriate and suitable structure for proper, efficient and cost effective Board functioning and communication. Mr. Najeeb Ghauri is the direct link between senior management globally and the Board members and provides critical insight and perception to the Board, as well as feedback to senior management, through his comprehensive understanding of the issues at hand. Mr. Ghauri travels back and forth to all subsidiaries and has meetings with head management and relays the important aspects of such meetings to the Board.

Like all companies, NetSol faces a variety of risks, both internal and external, and many factors work simultaneously to affect the Company’s overall business risk. The Board recognizes that the Company’s business risk is not static, and that it is not possible to mitigate all risk and uncertainty. The Board works within a climate of respect and candor, fostering a culture of open dialog between Board members and senior management. Overall, the Board believes that the various board committees proactively review and assess any existing and emerging risks that may face the Company as provided in the respective committee charters.

Board of Directors Meetings:

During the fiscal year ended June 30, 2015, the Board of Directors of the Company met four times and acted by written consent five times at which all directors were in attendance. Overall attendance at the annual, special and all committee meetings of the board was 100%. The Company requests that all board members attend annual meetings of the board.

Board Committees:

The Board of Directors of the Company has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The charters for the Audit, Compensation and Nominating and Corporate Governance Committees are posted on the Company’s web site at www.netsoltech.com (select “About Us” then “Corporate Governance” and finally, the desired committee charter). All committee members are appointed by the Board of Directors.

The Audit Committee met five times, the Compensation Committee met three times, and the Nominating and Corporate Governance Committee met one time during fiscal year 2015.

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Committee’ Members:

The Audit committee is made up of Mr. Burki as Chairman, Mr. Caton, Mr. Beckert and Mr. Bilbrey as members. The Compensation committee consists of Mr. Caton as its Chairman and Mr. Beckert, Mr. Bilbrey and Mr. Burki as its members. The Nominating and Corporate Governance Committee consists of Mr. Beckert as chairman and Mr. Burki, Mr. Bilbrey, and Mr. Caton as members.

The table below provides the membership for each of the committees during Fiscal Year 2015.

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee

Najeeb Ghauri
Naeem Ghauri
Asad Ghauri
Shahid J. Burki (I)	X	(C)	X		X
Eugen Beckert (I)	X		X		X	(C)
Mark Caton (I)	X		X	(C)	X
Jeffrey Bilbrey (I)	X		X		X

(I)	Denotes independent director
(C)	Denotes Chairman

Audit Committee. The Audit Committee is comprised of Messrs. Burki (Chairman), Beckert, Caton and Bilbrey, all of whom are independent within the meaning of NASDAQ listing standards and Rule 10A-3(b) under the Securities Exchange Act of 1934 (“34 Act”). The Audit Committee met five times during fiscal 2015. The Audit Committee was established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and reviewing the financial reports and other financial information provided by the Company to any governmental body or the public and the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics. Its primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company’s financial reporting process, audits of the Company’s financial statements, and the Company’s internal control system and (ii) appoint from time to time, evaluate, and, when appropriate, replace the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, determine the compensation of such “outside auditors” and the other terms of their engagement, and oversee the work of the outside auditors. The Company’s outside auditors report directly to the Audit Committee. The Audit Committee is also charged with establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. In summary the Audit Committee is generally responsible for:

●	Appointing, compensating, retaining and overseeing NetSol’s independent registered public accounting firm.

●	Reviewing the annual report of NetSol’s independent registered public accounting firm related to quality control.

●	Reviewing NetSol’s annual and quarterly reports to the SEC, including the financial statements and the “Management’s Discussion and Analysis” portion of those reports, and recommending appropriate action to the board.

●	Reviewing NetSol’s audit plans.

●	Reviewing relationships between the independent registered public accounting firm and NetSol.

●	Reviewing trends in accounting policy changes that are relevant to the Company.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Kabani & Company, the Company’s independent auditors. Management is responsible for the preparation, presentation and integrity of NetSol’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)). Kabani & Company is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

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The Audit Committee has discussed with Kabani & Company the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Kabani & Company has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Kabani & Company their firm’s independence.

Audit Committee Financial Expert.

The Company has identified its audit chairperson, Mr. Shahid Javed Burki as its audit committee financial expert. Mr. Burki is an independent board member as the term is defined in the Nasdaq Listing Rules. Mr. Burki’s experience as Finance Minister of Pakistan, Chief Executive Officer of EMP Financial Advisors, his various roles at the World Bank, and his tenure as both an audit committee member and chair for the Company, provides him with an understanding of generally accepted accounting principles and financial reporting. Additionally, this experience provides an ability to assess the general application of accounting principles in connection with the accounting for estimates, accruals and reserves; experience analyzing financial statements that were comparable in the breadth and complexity of issues that can be reasonably expected to be raised by the Company’s financial statements; an understanding of internal control over financial reporting; and an understanding of audit committee functions.

Audit Committee report

The Audit Committee of the board of directors has furnished the following report:

As noted in the committee’s charter, NetSol management is responsible for preparing the Company’s financial statements. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter those traditional responsibilities. The committee’s role does not provide any special assurances with regard to NetSol’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

The committee has reviewed and discussed with management and the independent accounting firm, as appropriate, the audited financial statements.

The committee has discussed with the independent registered public accounting firm, Kabani & Company, the required communications specified by auditing standards together with guidelines established by the SEC and the Sarbanes-Oxley Act.

The committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Kabani & Company the firm’s independence.

Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the company’s annual report on Form 10-K for 2015 for filing with the SEC.

Shahid Burki, Chairman

Mark Caton

Jeffrey Bilbrey

Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee is comprised of Messrs. Beckert (Chairman), Burki, Bilbrey and Caton all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. Mr. Beckert is the Chairperson for the Committee. This Committee met once during the 2015 fiscal year. The primary function of the Nominating Committee is to assist the Board in fulfilling its responsibilities with respect to Board and committee membership and shareholder proposals. Its primary duties and responsibilities are to: (i) establish criteria for Board and committee membership and recommend to the Board proposed nominees for election to the Board; and (ii) make recommendations regarding proposals and nominees for director submitted by shareholder of the Company.

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The Nominating & Corporate Governance Committee will consider director nominees recommended by shareholder. A shareholder who wishes to recommend a person or persons for consideration as a Company nominee for election to the Board of Directors must send a written notice by mail to: Corporate Secretary, NetSol Technologies, Inc., 24025 Park Sorrento, Suite 410, Calabasas, CA, 91302 by fax to: 818-222-9197, that sets forth (i) the name of each person whom the shareholder recommends be considered as a nominee; (ii) a business address and telephone number for each nominee (an e-mail address may also be included) and (iii) biographical information regarding such person, including the person’s employment and other relevant experience. Shareholder considerations will only be considered if delivered or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholder; provided, however, that in the event that the annual meeting is called for a date that is not within sixty (60) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, which ever first occurs.

The Company’s nominating committee recommends that a nominee for a position on the Company’s Board of Directors meet the following minimum qualifications:

● He or she must be over 21 years of age.

● He or she must be able to read and understand basic financial statements.

● He or she must have experience in a position with a high degree of responsibility in a business or other organization.

● He or she must possess integrity and have high moral character.

● He or she must be willing to apply sound, independent business judgment.

● He or she must have sufficient time to devote to the Company.

Board Composition

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:

● Whether the potential nominee has leadership, strategic, or policy setting experience in a complex organization, including any scientific, governmental, educational, or other non-profit organization.

● Whether the potential nominee has experience and expertise that is relevant to the Company’s business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting the Company.

● Whether the potential nominee is highly accomplished in his or her respective field.

● in light of the relationship of the Company’s business to the field of technology, whether the potential nominee has received any awards or honors in the fields of technology or engineering and whether he or she is recognized as a leader in that field.

● Whether the addition of the potential nominee have practical and mature business judgment including ability to make independent analytical inquires.

● Whether the addition of the potential nominee to the Board of Directors would assist the Board of Directors in achieving a mix of Board members that represents a diversity of background and experience, including diversity with respect to age, gender, national origin, race, and competencies.

● Whether the potential nominee has high ethical character and a reputation for honesty, integrity, and sound business judgment.

● Whether the potential nominee can work collegially with others.

● Whether the potential nominee is independent, as defined by NASDAQ listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the best interests of the Company and its shareholder, and whether he or she is willing and able to represent the interests of all shareholder of the Company.

● Any factor which would prohibit the potential nominee to devote sufficient time to its business, and

Any other relevant qualifications, attributes or skills.

In addition, with respect to an incumbent director whom the nominating committee is considering as a potential nominee for re-election, the Company’s nominating committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company. The manner in which the nominating committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a shareholder or the Company. Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

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The Company did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the fiscal year 2015 Annual Meeting of shareholders. The Company did not receive, by January 28, 2016 (the 120th calendar day before the first anniversary of the date of the Company’s 2014 proxy statement), any recommended nominee from a shareholder who beneficially owns more than 5% of the Company’s stock or from a group of shareholders who beneficially own, in the aggregate, more than 5% of the Company’s stock.

Compensation Committee

The Compensation Committee is comprised of Messrs. Caton (Chairman), Beckert, Burki and Bilbrey all of whom are independent within the meaning of the NASDAQ listing standards and Rule 10A-3(b) under the 34 Act. The Compensation Committee met three times during the 2015 fiscal year. The primary function of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities relating to officer and director compensation. Its primary duties and responsibilities are to: (i) oversee the development and implementation of the compensation policies, strategies, plans, and programs for the Company’s executive officers and outside directors; (ii) review and determine the compensation of the executive officers of the Company; and (iii) oversee the selection and performance of the Company’s executive officers and succession planning for key members of the Company’s management. The Compensation Committee’s report is included below under “Compensation Discussion and Analysis”.

Director Attendance at Annual Meetings

Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board members reside around the globe and at times physical attendance at the meetings is not feasible. There was one board member at the annual meeting of the Company held on May 27, 2015.

Shareholder Communications with the Board of Directors

We provide a process for shareholders to send communications to the board of directors, the non-employee members as a group or any of the directors individually. Shareholders may contact any of the directors, including the non-employee directors, by writing to them c/o the Corporate Secretary, NetSol Technologies, Inc., 24025 Park Sorrento, Suite 410, Calabasas, California, 91302. Such communications will be reviewed by our Secretary, who shall remove communications relating to solicitations, junk mail, customer service concerns and the like. All other shareholder communications shall be promptly forwarded to the applicable member(s) of our board of directors or to the entire board of directors, as requested in the shareholder communication.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SEC regulations require all transactions to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, 5% or more beneficial owners of our common stock, and each of their immediate family members. The Board of directors would only approve a transaction only if it determines that the transaction is not inconsistent with, the best interests of the Company and its shareholders. During fiscal year 2015, there were no material transactions between NetSol, any director or executive officer of the Company, or any security holder known to hold more than five percent (5%) of our common stock (a “5% Holder”).

DIRECTOR COMPENSATION

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Caton, Mr. Beckert, Mr. Bilbrey and Mr. Burki. During the fiscal year ended June 30, 2015, the Chairman of the Compensation Committee was Mr. Caton. There were no other members of the committee during the fiscal year ended June 30, 2015. All current members of the Compensation Committee are “independent directors” as defined under the NASDAQ Listing Rules. None of these individuals were, at any time during the fiscal year ended June 30, 2015, or at any other time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Director Compensation Table

Messrs. Najeeb, Naeem and Asad Ghauri were not paid any fees or other compensation for services as members of our Board of Directors.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid the following amounts to members of the Board of Directors for the activities shown during the fiscal year ended June 30, 2015.

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BOARD ACTIVITY	CASH PAYMENTS
Board Member Fee	$140,700
Chairperson for Audit Committee	14,070
Chairperson for Compensation Committee	10,550
Chairperson for Nominating and Corporate Governance Committee	7,035
$172,355

Members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

CODE OF ETHICS

The Company adopted its Code of Ethics on July 2, 2004, as amended and restated on July 22, 2007, and again on September 10, 2013; the code as applicable to every officer, director and employee of the Company, including, but not limited to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics has been posted on our website and may be viewed at http://ir.netsoltech.com/governance-docs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock, its only class of outstanding voting securities as of March 28, 2016, was 10,490,850, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding common Stock with the address of each such person, (ii) each of the Company’s present directors and officers, and (iii) all officers and directors as a group.

		Number of Shares
Name of Beneficial Owner		Beneficially Owned	Percentage
Najeeb Ghauri	(3)	766,494	7.3%
Naeem Ghauri	(3)	479,315	4.6%
Eugen Beckert	(3)	43,000	*
Jeffery Bilbrey	(3)	15,178	*
Shahid Javed Burki	(3)	84,250	*
Mark Caton	(3)	38,686	*
Asad Ghauri	(3)	70,000	*
Patti McGlasson	(3)	54,550	*
Roger Almond	(3)	20,000	*
All officers and directors as a group (nine persons)		1,571,473	14.9%

* Less than one percent

(1) Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of September 4, 2015, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them. Includes shares issuable upon exercise of options exercisable within 60 days, as follows: Mr. Najeeb Ghauri, 260,671; Mr. Naeem Ghauri, 195,962; Mr. Eugen Beckert, 10,000; Mr. Shahid Burki, 10,000; and Ms. Patti McGlasson, 1,000.

(3) Address c/o NetSol Technologies, Inc. at 24025 Park Sorrento, Suite 410, Calabasas, CA 91302.

(4) Shares issued and outstanding as of March 28, 2016, were 10,490,850.

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INFORMATION ABOUT DIRECTOR NOMINEES

The board is currently comprised of seven members. Of the seven, five members are standing for re-election. The Company has determined reducing the size of the board at this time is in the best interests of the Company. By reducing the cost of maintain a larger board, yet continuing to have a majority of Independent Board members, the Board can continue to efficiently and effectively oversee the management.

Each nominee receiving a majority of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

All nominees have consented to serve if elected, but if any becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The shareholders have previously elected all director candidates. The name, age, business experience and offices held by each director nominee are as follows:

Name and Age	Director Since	Current Position with the Company
Najeeb U. Ghauri (61)	1997	Chairman, Chief Executive Officer, Director
Naeem Ghauri (57)	1999	President of Asia Pacific Region, Director
Eugen Beckert (68)	2001	Director
Shahid Burki (76)	2003	Director
Mark Caton (65)	2007	Director

Director Qualifications

Under rules adopted by the Securities and Exchange Commission, the Company is required to describe the experience and qualification of those persons serving as directors or nominated for election as directors. The Nominating Committee, which is charged with the responsibility of evaluating nominees for director, has historically sought individuals with prior experience in business, professional practice or government, a commitment to community involvement and, perhaps most importantly, prior service as a member of the board of directors. Experience gained through these pursuits is viewed by the Nominating Committee as a strong indication that individuals nominated for election as directors will possess the attributes for successful service as a member of the Board.

Najeeb U. Ghauri, Director, Chief Executive Officer and Chairman of the Board, NetSol Technologies, Inc.

Age 61

Director since 1997

NAJEEB U. GHAURI is the Chief Executive Officer and Chairman of NetSol. He has been a Director of the Company since 1997, Chairman since 2003 and Chief Executive Officer from January 1998 to September 2002 and from October 2006 to present. Mr. Ghauri is a co-founder of NetSol Technologies, Inc. He was responsible for NetSol listing on NASDAQ in 1999, the NetSol subsidiary listing on KSE (Karachi Stock Exchange) in 2005, and the NetSol listing on the NASDAQ Dubai exchange in 2008. Mr. Ghauri served as the Company’s Chief Executive Officer from 1999 to 2001 and as the Chief Financial Officer from 2001 to 2005. As CEO, Mr. Ghauri is responsible for managing the day-to-day operations of the Company, as well as the Company’s overall growth and expansion plan. Mr. Najeeb Ghauri, as the CEO, was instrumental in the substantial increase in revenue for fiscal year end 2015. In addition, Mr. Ghauri traveled overseas multiple times to execute the largest contract for the Company, worth over $100 million, in December 2015. Prior to joining the Company, Mr. Ghauri was part of the marketing team of Atlantic Richfield Company (ARCO) (now acquired by BP), a Fortune 500 company, from 1987-1997. Prior to ARCO, he spent nearly five years with Unilever as brand and sales managers. Mr. Ghauri attended Eastern Illinois University where he received a Bachelor of Science degree in Management/Economics in 1978. He also received a M.B.A. in Marketing Management from Claremont Graduate School in California in 1981. Mr. Ghauri was elected Vice Chairman of US Pakistan Business Council in 2006, a Washington D.C. based council of US Chamber of Commerce. He is also very active in several philanthropic activities in emerging markets and is a founding director of Pakistan Human Development Fund, a non-profit organization, a partnership with UNDP to promote literacy, health services and poverty alleviation in Pakistan. Mr. Ghauri has participated in NASDAQ opening and/or closing bell ceremonies in 2006, 2008 and 2009.

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Naeem Ghauri, Director, Director of Global Sales

Age 57

Director since 1999

NAEEM GHAURI has been a Director of the Company since 1999 and was the Company’s Chief Executive Officer from August 2001 to October 2006. Mr. Ghauri was also a co-founder of the Company. Currently, Mr. Ghauri serves as the President and Head of Global Sales of NetSol as well as the director of NetSol (UK) Ltd., a wholly owned subsidiary of the Company located in London, England. While instrumental in numerous transactions, his most significant and recent contribution to the revenue of the Company was his role in overseeing and leading the closing of the largest contract to date for the Company worth $100 million signed in December 2015. Prior to joining the Company, Mr. Ghauri was Program Director for Mercedes-Benz Finance Ltd., from 1994-1999. Mr. Ghauri supervised over 200 project managers, developers, analysis and users in nine European Countries The Nominating Committee determined that Mr. Ghauri’s experience in auto finance, a significant portion of our revenues, and his experience in developing new business opportunities and relationships for the Company makes him qualified to serve on our Board of Directors. Mr. Naeem Ghauri graduated in Aeronautical Engineering from Chelsea College, Brighton, United Kingdom.

Eugen Beckert, Director, Former CIO of Debis Financial Services, the services division of DaimlerChrysler Asia Pacific

Age 68

Director since 2001

EUGEN BECKERT was appointed to the Board of Directors in August 2001. A native of Germany, Mr. Beckert received his Masters in Engineering and Economics from the University of Karlsruhe, Germany. Mr. Beckert was with Mercedes-Benz AG/Daimler Benz AG from 1973, working in technology and systems development. In 1992, he was appointed director of Global IT (CIO) for Debis Financial Services, the services division of Daimler Benz. From 1996 to 2000, he acted as director of Processes and Systems (CIO) for Financial Services of DaimlerChrysler Asia Pacific Services. During this period he was instrumental to having the LeaseSoft products of NetSol developed and introduced in several countries as a pilot customer. From 2001 to 2004, he served as Vice President in the Japanese company of DCS. Mr. Beckert retired from DaimlerChrysler in November 2006. Mr. Beckert is chairman of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation Committees. The Nominating Committee determined that Mr. Beckert’s experience in auto finance related IT, specifically as CIO for Debis Financial Services, together with his status as an independent director under Nasdaq rules makes him qualified to serve on our Board of Directors.

Shahid Javad Burki, Director, Chairman, Institute of Public Policy

Age 76

Director since 2003

SHAHID JAVED BURKI was appointed to the Board of Directors in February 2003. Before joining the World Bank in 1974 he was a member of the Civil Service of Pakistan. He had a distinguished career with the World Bank from 1974 to 1999 where he held a number of senior positions including Chief of Policy Planning (1974-1981); Director of International Relations Department (1981-87); Director of China Department (1987-94); and Vice President of Latin America and the Caribbean Region (1994-99). Upon taking early retirement from the Bank, he took up the position of Chief Executive Officer of EMP Financial Advisors, a consulting company linked with the Washington based EMP Global, a private equity firm and worked there until 2005. He is currently Chairman the Institute of Public Policy, a think tank associated with the Beacon House National University, Lahore, Pakistan. He also spends some time each year as Senior Visiting Research Fellow at the Institute of South Asian Studies, National Singapore University. In 1996-97, he took leave of absence from the World Bank to take up the position of Finance Minister of Pakistan. Mr. Burki was educated at Government College, Lahore from where he received M.Sc. in Physics; at Oxford University as a Rhodes Scholar from where he received M.A. (Hons) in Economics; at Harvard University as a Mason Fellow from where he received M.P.A. and also studied for Ph.D. in Economics (not completed). In 1997, he received a Diploma in Advanced Management from Harvard University’s Business School. Mr. Burki has authored several books and articles on development issues including Study of Chinese Communes (Harvard University Press, 1969); Pakistan Under Bhutto (Macmillan, 1990); Changing Perceptions, Altered Reality: Pakistan’s Economy Under Musharraf, 1999-2006 (Oxford University Press, 2007). He is currently working on a book, Changing Asia to be published later this year by Routledge, London. Mr. Burki is a chairman of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Burki is the Company’s Financial Expert on the Audit Committee. The Nominating Committee believes that Mr. Burki’s vast experience as an economist and entrepreneur with specialization on the Asia Pacific markets, his status as our financial expert and, finally, his status as an independent director under Nasdaq rules makes him qualified to serve on our Board of Directors.

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Mark Caton, Director, President of Centela Systems, Inc.

Age 65

Director since 2007

MARK CATON joined the board of directors in 2007. Mr. Caton is currently President of Centela Systems, Inc. a distributor of computer peripheral solutions in the multimedia and digital electronic market segment, a position he has held since 2003. Prior to joining Centela, Mr. Caton was President of NetSol Technologies USA, responsible for US sales, from June 2002 to December 2003. Mr. Caton was employed by ePlus from 1997 to 2002 as Senior Account Representative. He was a member of the UCLA Alumni Association Board of Directors and served on the Board of Directors of NetSol from 2002-2003. Mr. Caton is a Chairman of the Compensation Committee and a member of the Audit and Nominating Committees. Mr. Caton received his BA from UCLA in psychology in 1971. The Nominating Committee believes that Mr. Caton’s understanding of the US IT market, his experience in human resources related issues and his status as an independent director under Nasdaq rules qualifies him to serve on our Board of Directors.

No Arrangements of Understandings

There are no arrangements or understandings between any nominee for director and any other person(s) pursuant to which such nominee was or is to be selected as a director or nominee.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis will describe the Compensation Committee’s compensation objectives and policies for our Named Executive Officers, including executive pay decisions and processes and all elements of NetSol Technologies’ executive compensation program.

NetSol Technologies’ Named Executive Officers, a group comprised of the Chief Executive Officer, the Chief Financial Officer, and Corporate Secretary/General Counsel for fiscal year 2015, are the following three individuals:

Najeeb Ghauri	Chief Executive Officer
Roger Almond	Chief Financial Officer
Patti L. W. McGlasson	Secretary and General Counsel

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance at or above established goals, with the ultimate objective of increasing stockholder value. The philosophy of the Compensation Committee is to evaluate both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes executive compensation packages should include both cash and equity-based compensation that reward performance as measured against established goals.

Setting Executive Compensation

Management develops our compensation plans by utilizing publicly available compensation data in the media services and technology industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as the Company. For purposes of determining executive compensation, we have not engaged consultants to help us analyze this data or to compare our compensation programs with the practices of the companies represented in the compensation data we review.

Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to establish base salaries and total executive compensation (taking into consideration the executive’s experience and abilities) that are competitive with those companies with a similar number of employees represented in the compensation data we review.

We work within the framework of this pay-for-performance compensation philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

● The individual’s particular background, track record and circumstances, including training and prior relevant work experience.

● The individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review.

● The demand for individuals with the individual’s specific expertise and experience.

● Performance goals and other expectations for the position.

● Uniqueness of industry skills.

The terms of each executive officer’s compensation are derived from employment agreements negotiated between the Company and the executive. Each executive’s employment agreement is generally negotiated to cover a one to three-year period, and prescribes the base salary and other annual payments, if any, to the executive. Employment agreements for all executive officers are approved by the Board of Directors and the Compensation Committee. Employment agreements for other executives are approved by the Company’s Chief Executive Officer.

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2015 Executive Compensation Components

For the fiscal year ended June 30, 2015, the principal components of compensation that our named executive officers were eligible to receive were:

●	Base salary;

●	Long Term Equity Incentive Compensation;

●	Performance-based incentive compensation (discretionary bonus); and,

●	Perquisites and other personal benefits.

The Company’s executive compensation program is intended to promote and maintain stability within the executive team. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial, ethical and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets.

Base Salary

An executive’s base salary is evaluated together with components of the executive’s other compensation to ensure that the executive’s total compensation is consistent with our overall compensation philosophy. Base salaries are adjusted annually by the Compensation Committee.

The base salaries were established in arms-length negotiations between the executive and the Company, taking into account their extensive experience, knowledge of the industry, track record, and achievements on behalf of the Company. The Company expects each named executive officer to contribute to the Company’s overall success as a member of the executive team rather than focus solely on specific objectives within the officer’s area of responsibility.

Annual Bonus

Our compensation program includes eligibility for bonuses as rewarded by the Compensation Committee. All executives are eligible for annual performance-based cash bonuses in accordance with Company policies. The compensation committee takes into consideration the executive’s performance during the previous year to determine eligibility for discretionary bonuses. Further, the compensation committee will review, if applicable, the performance criteria set forth in an executive’s previous year’s agreement and will determine if the executive has met such criteria in order to achieve the bonus. The Company’s bonus criteria at the executive management level, is typically based on a gross revenue and per share profit targets.

Long-Term Equity Incentive Compensation

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Our various Employee Stock Option Plans allow us to grant stock options to employees. We currently make initial equity awards of stock options to new executives and certain non-executive employees in connection with their employment with the Company. Annual grants of options, if any, are approved by the Compensation Committee.

Equity Incentives. Executives, certain non-executive employees, and directors who join us may be awarded stock awards and/or stock option grants after they join the Company. These grants have an exercise price equal to the fair market value of our common stock on the grant date. Such awards are intended to provide the executive with incentive to build value in the organization over an extended period of time. The size of the stock option award is also reviewed in light of the executive’s track record, base salary, other compensation and other factors to ensure that the executive’s total compensation is in line with our overall compensation philosophy. A review of all components of compensation is conducted when determining equity awards to ensure that total compensation conforms to our overall philosophy and objectives.

Equity incentives provided to executives are determined by the Fair Market Value of our common stock on the grant date were provided to the executives as an adjustment of their overall compensation while taking in to account the need to continue to incentivize the executive to build value in the organization. Each executive’s stock award was based on an analysis of the Compensation Committee of an appropriate overall cash compensation for each individual taking into account their position and compensation at similarly situated companies. Each executive’s stock award was based on a desired overall compensation cash value less the base salary as approved by the Compensation Committee.

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Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NetSol’s executive officers.

We maintain benefits and perquisites that are offered to all employees, including health and dental insurance. Benefits and perquisites may vary in different country locations and are consistent with local practices and regulations.

Termination Based Compensation

Upon termination of employment, all executive officers with a written employment agreement are entitled to receive severance payments under their employment agreements. In determining whether to approve, and as part of the process of setting the terms of, such severance arrangements, the Compensation Committee recognizes that executives and officers often face challenges securing new employment following termination. Further, the Committee recognizes that many of the named executives and officers have participated in the Company since its founding and that this participation has not resulted in a return on their investments. Termination and Change in Control Payments considered both the risk and the dedication of these executives’ service to the Company.

Our Chief Executive Officer has an employment agreement that provides, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the fourth anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the fourth anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

Our Chief Financial Officer has an employment agreement that provides, if his employment is terminated without cause or if the executive terminates the agreement with Good Reason, he is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the first anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for him and his family until the end of the employment term and through the end of the first anniversary from the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

The Secretary of the Company has an employment agreement that provides, if she is terminated without cause or if the executive terminates the agreement with Good Reason, she is entitled to (a) all remaining salary to the end of the date of termination, plus salary from the end of the employment term through the end of the second anniversary of the date of termination, and (b) the continuation by the Company of medical and dental insurance coverage for her and her family until the end of the employment term and through the end of the second anniversary of the date of termination. Provided, however, if such benefits cannot be continued for this extended period, the Executive shall receive cash (including a tax-equivalency payment for Federal, state and local income and payroll taxes assuming Executive is in the maximum tax bracket for all such purposes) where such benefits may not be continued. These agreements further provide for vesting of all options and restrictive stock grants, if any.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

Commencing on July 1, 2006, we began accounting for stock-based payments, including awards under our Employee Stock Option Plans, in accordance with the of Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

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Summary Compensation

The following table shows the compensation for the fiscal year ended June 30, 2015 and June 30, 2014, earned by our Chairman and Chief Executive Officer, our Chief Financial Officer who is our Principal Financial and Accounting Officer, and others considered to be executive officers of the Company.

Name and Principle Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)		All Other Compensation ($)		Total ($)
Najeeb Ghauri	2015	$497,700	$-	$-	$-	(2)	$65,724	(3)	$563,424
CEO & Chairman	2014	$474,000	$166,667	$407,600	$248,996	(2)	$68,139	(3)	$1,365,402
	2013	$393,750	$-	$-		(2)	$75,141	(3)	$468,891

Roger K Almond	2015	$128,433	$-	$60,000			$3,485	(4)	$191,918
Chief Financial Officer	2014	$90,400	$-	$19,400	$-		$-	(4)	$109,800
	2013	$-	$-	$-	$-		$-	(4)	$-

Patti L. W. McGlasson	2015	$188,180	$-	$-			$17,616	(5)	$205,796
Secretary, General Counsel	2014	$171,600	$5,000	$168,150	$-		$23,270	(5)	$368,020
	2013	$143,000	$-	$6,850	$-		$23,947	(5)	$173,797

(1) The stock was awarded as compensation to the officers. See also Grants of Plan Based Awards.

(2) Consists of nil options, 200,000 options and nil granted during fiscal years ended 2015, 2014 and 2013 respectively. The options vest quarterly over one year.

(3) Consists of $36,000, $36,000 and $36,000 paid for automobile and travel allowance, $16,758, $16,758 and $16,758 on account of life insurance and $12,966, $15,381 and $22,383 paid for medical and dental insurance premiums paid by the Company for participation in the health insurance program for the fiscal years ended June 30, 2015, 2014 and 2013, respectively.

(4) Consists of $3,485, $nil and $nil paid for medical and dental insurance premiums for participation in the health insurance program for the fiscal year ended June 30, 2015, 2014 and 2013, respectively.

(5) Consists of $4,855, $9,000 and $9,000 paid for automobile allowance and $12,761, $14,270 and $14,947 paid for medical and dental insurance premiums for participation in the health insurance program for the fiscal year ended June 30, 2015, 2014 and 2013, respectively.

Grants of Plan-Based Awards

In March, 2015, Mr. Roger Almond was granted 10,000 shares of common stock of the Company, which vest quarterly. The shares were approved by the Compensation Committee as an incentive for the named officer.

In June, 2014, Mr. Najeeb Ghauri was granted 50,000 shares of common stock of the Company, which vest quarterly. The shares were approved by the Compensation Committee as an incentive for the named officer.

In June, 2014, Mr. Roger Almond was granted 5,000 shares of common stock of the Company. The shares vested immediately and were approved by the Compensation Committee as an incentive for the named officer.

In June, 2014, Ms. McGlasson was granted 10,000 shares of common stock of the Company. The shares vested quarterly and were approved by the Compensation Committee as an incentive for the named officers.

In June, 2014, Ms. McGlasson was granted 5,000 shares of common stock of the Company. The shares vested immediately and were approved by the Compensation Committee as an incentive for the named officer.

In July, 2013, Ms. McGlasson was granted 10,000 shares of common stock of the Company. The shares vested quarterly and were approved by the Compensation Committee as an incentive for the named officer.

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Discussion of Summary Compensation Table

The terms of our executive officers’ compensation are derived from our employment agreements with them and the annual performance review by our Compensation Committee. The terms of Mr. Najeeb Ghauri’s employment agreement with the Company were the result of negotiations between the Company and the executive and were approved by our Compensation Committee and Board of Directors. The terms of Ms. McGlasson’s and Mr. Almond’s employment agreement with the Company were the result of negotiations between our Chief Executive Officer and the employees and were approved by our Compensation Committee.

Employment Agreement with Najeeb Ghauri

Effective January 1, 2007, the Company entered into an Employment Agreement with our Chief Executive Officer, Najeeb Ghauri (the “CEO Agreement”). The CEO Agreement was amended effective January 1, 2008, January 1, 2010, July 25, 2013 and again on June 30, 2014. Changes made in the June 30, 2014 amendment are effective July 1, 2014. Pursuant to the CEO Agreement, as amended, between Mr. Ghauri and the Company (the “CEO Agreement”), the Company agreed to employ Mr. Ghauri as its Chief Executive Officer for a five-year term. The term of employment automatically renews for 12 additional months unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. Under the CEO Agreement, Mr. Ghauri is entitled to an annualized base salary of $497,700 and is eligible for annual bonuses at the discretion of the Compensation Committee.

Bonuses may be paid in cash or shares of common stock. Mr. Ghauri also earned 12,500 shares of common stock for each quarter of service commencing with the first quarter ended September 30, 2014 through June 30, 2015. Mr. Ghauri was granted options to purchase 200,000 shares common stock of which 25% of these options vest at the completion of each quarter. Mr. Ghauri is entitled to six weeks of paid vacation per calendar year, receives a car allowance totaling $3,000 per month for the term of the CEO Agreement, and the Company shall pay premiums not to exceed $16,600 (or $4,150 quarterly) for life insurance for the Executive.

The CEO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CEO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 48 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 48 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CEO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 30 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CEO Agreement by the Company. Under the CEO Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CEO Agreement by Mr. Ghauri.

The above summary of the CEO Agreement is qualified in its entirety by reference to the full text of the CEO Agreement, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2007. The above summary of the First Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2008. The above summary of the Second Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 10-Q for the fiscal year ended December 31, 2009. The above summary of the Third Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 8-K filed on July 26, 2013. The above summary of the Fourth Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as an exhibit to the Company’s 8-K filed on July 3, 2014.

Employment Agreement with Roger K. Almond

Effective March 1, 2015, the Company entered into an Employment Agreement with our Chief Financial Officer, Mr. Roger K. Almond. Pursuant to the Employment Agreement, between Mr. Almond and the Company (the “CFO Agreement”), the Company agreed to employ Mr. Almond as its Chief Financial Officer from the date of the CFO Agreement through February 28, 2017. According to the terms of the CFO Agreement, the term of the agreement automatically extends for an additional one year period unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. Under the CFO Agreement, Mr. Almond is entitled to an annualized base salary of $175,000 per annum, 10,000 shares of common stock to be granted in 25% tranches after each quarter of service through February 28, 2016, and is eligible for annual bonuses at the discretion of the Chief Executive Officer. In addition, Mr. Almond is entitled to participate in the Company’s stock option plans and is entitled to four weeks of paid vacation per calendar year.

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The CFO Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the CFO Agreement, if he terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to all remaining salary from the termination date until 12 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 12 months. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the CFO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 60 miles, if the Company asks him to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the CFO Agreement by the Company. Under the CFO Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform his duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the CFO Agreement by Mr. Almond.

The above summary of the CFO Agreement is qualified in its entirety by reference to the full text of the CFO Agreement, a copy of which was filed as an exhibit to the Company’s 8-K filed on March 4, 2015.

Employment Agreement with Patti L. W. McGlasson

Effective May 1, 2006, the Company entered into an Employment Agreement with our Secretary, General Counsel and Sr. Vice President, Legal and Corporate Affairs, Ms. Patti L. W. McGlasson. Pursuant to the Employment Agreement and its related amendments, between Ms. McGlasson and the Company (the “General Counsel Agreement”), the Company agreed to employ Ms. McGlasson as its Secretary and General Counsel from the date of the General Counsel Agreement through June 30, 2017. According to the terms of the General Counsel Agreement, the term of the agreement automatically extends for an additional one year period unless notice of intent to terminate is received by either party at least 6 months prior to the end of the term. The General Counsel Agreement was amended on July 25, 2013 and again on June 30, 2014 (the General Counsel Agreement and all amendments referred to as the “GC Agreement”). Changes made in the June 30, 2014 amendment are effective July 1, 2014. Under the GC Agreement, Ms. McGlasson is entitled to an annualized base salary of $180,180 per annum, 10,000 shares of common stock to be granted in 25% tranches after each quarter of service through June 30, 2015, and is eligible for annual bonuses at the discretion of the Chief Executive Officer. In addition, Ms. McGlasson is entitled to participate in the Company’s stock option plans and, is entitled to six weeks of paid vacation per calendar year.

The General Counsel Agreement also includes provisions respecting severance, non-solicitation, non-competition, and confidentiality obligations. Pursuant to the General Counsel Agreement, if she terminates her employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, she shall be entitled to all remaining salary from the termination date until 24 months thereafter, at the rate of salary in effect on the date of termination, immediate vesting of all options and, continuation of all health related plan benefits for a period of 24 months. She shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If she is terminated by the Company for Cause (as described below), or at the end of the employment term, she shall not be entitled to further compensation. Under the General Counsel Agreement, Good Reason includes the assignment of duties inconsistent with her title, a material reduction in salary and perquisites, the relocation of the Company’s principal office by 60 miles, if the Company asks her to perform any act which is illegal, including the commission of a crime or act of moral turpitude, or a material breach of the General Counsel Agreement by the Company. Under the General Counsel Agreement, Cause includes conviction of crime involving moral turpitude, failure to perform her duties to the Company, engaging in activities which are directly competitive to or intentionally injurious to the Company, or any material breach of the General Counsel Agreement by Ms. McGlasson.

The above summary of the General Counsel Agreement is qualified in its entirety by reference to the full text of the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 10-KSB for the fiscal year ended June 30, 2006 on September 27, 2006. The above summary is also qualified in its entirety by reference to the full text of the Amendment to the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 10-Q for the quarter ended March 31, 2010. The above summary is also qualified in its entirety by reference to the full text of the Second Amendment to the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 8-K filed on July 26, 2013. The above summary is also qualified in its entirety by reference to the full text of the Third Amendment to the General Counsel Agreement, a copy of which was filed as an exhibit to the Company’s 8-K filed on July 3, 2014.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on June 30, 2015, the last day of our fiscal year, to each of the individuals named in the Summary Compensation Table.

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE
Najeeb Ghauri	180,671		3.88	6/30/16
	30,000		6.50	2/12/19
	50,000		7.50	11/7/21
Roger K. Almond	-		-
Patti L. W. McGlasson	1,000		16.00	7/23/17

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Potential Payments upon Termination or Change of Control

Generally, regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include the portion of the executive’s base salary that has accrued prior to any termination and not yet been paid and unused vacation pay.

In addition, we are required to make the additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control, as set forth below.

Change-in-Control Payments

Najeeb Ghauri, Chairman and Chief Executive Officer

In the event that Mr. Ghauri is terminated as a result of a change in control (defined below), he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one percent of the Company’s consolidated gross revenues for the previous twelve (12) months; and, at the election of the Executive, (c) a one-time cash payment equal to the cash value of all shares eligible for exercise upon the exercise of Executive’s Options then currently outstanding and exercisable as if they had been exercised in full (the “Change of Control Termination Payment”). In the event Executive elects to receive the cash value of the shares underlying Executive’s options, he shall so notify the Company of his intent.

The following table summarizes the potential payments to Mr. Ghauri assuming his employment with us was terminated or a change of control occurred on June 30, 2015, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$1,990,800	$82,950	$1,990,800
Health Related Benefits	51,888	-	51,888
Bonus	-	-	-
Salary Multiple Pay-out	1,488,123	-	-
Bonus or Revenue One-time Pay-Out	510,486	-	-
Net Cash Value of Options	1,271,003	-	-

Total	$5,312,300	$82,950	$2,042,688

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Roger Almond, Chief Financial Officer

In the event that Mr. Almond is terminated as a result of a change in control (defined below), he is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and his salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months (the “Change of Control Termination Payment”).

The following table summarizes the potential payments to Mr. Almond assuming his employment with us was terminated or a change of control occurred on June 30, 2015, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$175,000	$29,167	$175,000
Health related benefits	18,708	-	18,708
Bonus	-	-	-
Salary Multiple Pay-out	384,015	-	-
Bonus or Revenue One-time Pay-Out	255,243	-	-
Net Cash Value of Options	-	-	-

Total	$832,966	$29,167	$193,708

Patti L. W. McGlasson, Senior V.P. of Legal and Corporate Affairs, Secretary and General Counsel

In the event that Ms. McGlasson is terminated as a result of a change in control (defined below), she is entitled to all payments due in the event of a termination for Cause or Good Reason and: (a) a onetime payment equal to the product of 2.99 and her salary during the preceding 12 months; (b) a one-time payment equal to the higher of (i) Executive’s bonus for the previous year and (ii) one-half of one percent of the Company’s consolidated gross revenues for the previous twelve (12) months (the “Change of Control Termination Payment”).

The following table summarizes the potential payments to Ms. McGlasson assuming her employment with us was terminated or a change of control occurred on June 30, 2015, the last day of our most recently completed fiscal year.

BENEFITS AND PAYMENTS	TERMINATION AFTER CHANGE OF CONTROL	TERMINATION UPON DEATH OR DISABILITY	TERMINATION BY US WITHOUT CAUSE OR BY EXECUTIVE FOR GOOD REASON

Base Salary Continuance	$360,360	$30,030	$360,360
Health related benefits	25,512	-	25,512
Bonus	-	-	-
Salary Multiple Pay-out	538,738	-	-
Bonus or Revenue One-time Pay-Out	255,243	-	-
Net Cash Value of Options	-	-	-

Total	$1,179,853	$30,030	$385,872

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Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company’s compensation policies for the fiscal year ended June 30, 2015, other than Najeeb Ghauri, Naeem Ghauri and Asad Ghauri who are paid as part of their employment agreements with the Company or its subsidiaries and not as directors.

NAME	FEES EARNED OR PAID IN CASH ($)	SHARES AWARDS ($) (1)	TOTAL ($)
Eugen Beckert	42,210	38,800	81,010
Shahid Javed Burki	49,245	38,800	88,045
Mark Caton	45,725	38,800	84,525
Jeffrey M. Bilbrey	35,175	38,800	73,975

(1)	During the fiscal year ended June 30, 2015, 41,726 shares were issued to independent directors out of which 1,726 were related to fiscal year 2014.

Director Compensation Policy

Messrs. Ghauri are not paid any fees or other compensation for services as members of our Board of Directors.

The non-employee members of our Board of Directors received as compensation for services as directors as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company paid the following amounts to members of the Board of Directors for the activities shown during the fiscal year ended June 30, 2015.

BOARD ACTIVITY	CASH PAYMENTS
Board Member Fee	$140,700
Chairperson for Audit Committee	14,070
Chairperson for Compensation Committee	10,550
Chairperson for Nominating and Corporate Governance Committee	7,035
$172,355

Members of our Board of Directors are also eligible to receive stock option or stock award grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our Employee Stock Option Plans. Further, from time to time, the non-employee members of the Board of Directors are eligible to receive stock grants that may be granted if and only if approved by the shareholders of the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Caton (Chairman), Mr. Beckert, Mr. Burki and Mr. Bilbrey. There were no other members of the committee during the fiscal year ended June 30, 2015. All current members of the Compensation Committee are “independent directors” as defined under the NASDAQ Listing Rules. None of these individuals were at any time during the fiscal year ended June 30, 2015, or at any other relevant time, an officer or employee of the Company.

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Employee Stock Option Plans

The 2001 plan authorizes the issuance of up to 200,000 options to purchase common stock of which 200,000 have been granted. The grant prices range between $7.50 and $25.00.

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The 2002 plan authorizes the issuance of up to 200,000 options to purchase common stock of which 199,913 options have been granted. The grant prices range between $3.00 and $50.00.

In March 2004, our shareholders approved the 2003 stock option plan. This plan authorizes up to 200,000 options to purchase common stock of which 198,000 have been granted. The grant prices range between $5.00 and $50.00.

In March 2005, our shareholders approved the 2004 stock option plan. This plan authorizes up to 500,000 options to purchase common stock of which 460,526 have been granted. The grant prices range between $3.00 and $28.90.

In April 2006, our shareholders approved the 2005 stock option plan. This plan authorizes up to 500,000 options to purchase common stock of which 440,947 have been granted. The grant prices range between $3.00 and $26.20.

In June 2008, our shareholders approved the 2008 Equity incentive plan. This plan authorizes up to 100,000 grants and/or options of common stock of which 100,000 have been granted. The grant prices range between $3.20 and $23.20.

In May 2011, our shareholders approved the 2011 Equity incentive plan. This plan authorizes up to 500,000 grants and/or options of common stock of which 500,000 have been granted. The grant prices range between $3.00 and $16.70.

In July 2013, our shareholders approved the 2013 Equity incentive plan. This plan authorizes up to 1,250,000 grants and/or options of common stock of which 931,995 have been granted. The grant prices range between $2.90 and $10.68.

In May 2015, our shareholders approved the 2015 Equity incentive plan. This plan authorizes up to 1,250,000 grants and/or options of common stock of which nil have been granted.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis contained within this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into NetSol Technologies, Inc. Annual Report on Form 10-K for the year ended June 30, 2015, as previously filed.

Compensation Committee
Mark Caton (Chair)
Eugen Beckert
Shahid Javed Burki

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DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR FISCAL 2016

The Rules of the Securities and Exchange Commission permit shareholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company’s 2016 annual meeting of shareholders is expected to be held on or about May 17, 2017 and proxy materials in connection with that meeting are expected to be mailed on or about February 17, 2017. The Company must receive stockholder proposals prepared in accordance with the proxy rules by December 17, 2016.

A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

FILINGS UNDER SECTION 16(A)

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons holding ten percent or more of a registered class of the Company’s equity securities, to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company’s equity securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of any Section 16(a) forms they file.

Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended June 30, 2015, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than 10% of its Common Stock were complied with and as updated in the Company’s most recent 10Q filed on February 11, 2016.

VOTING PROCEDURES

Tabulation of the Votes: The votes cast by proxy will be tabulated by Broadridge.

Effect of an Abstention and Broker Non-Votes: A shareholder who abstains from voting on any of or all of the proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their client’s proxies in their own discretion.

ANNUAL REPORT ON FORM 10-K

A copy of NetSol’s Annual Report on Form 10-K for the year ended June 30, 2015, which has been filed with the SEC pursuant to the Exchange Act will be furnished to shareholders together with this Proxy Statement. Copies of these reports are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 24025 Park Sorrento, Suite 410 Calabasas, CA 91302 or from the Internet on SEC’s Edgar database at www.sec.gov.

Incorporation by Reference

We incorporate the Annual Report for the fiscal year ended June 30, 2015 and the Quarterly Report for the quarter ended December 31, 2016, both of which have been filed with the SEC pursuant to the Exchange Act into this proxy statement by this reference. As stated above, the annual report on form 10-K is being delivered to shareholders together with this Proxy Statement. Copies of the reports are available without charge to each shareholder, upon written request to the Investor Relations department at our principal offices at 24025 Park Sorrento, Suite 410, Calabasas, CA 91302 or from the Internet on the SEC’s Edgar database at www.sec.gov.

Legal Proceedings

As previously disclosed, on July 25, 2014, purported class action lawsuits were filed in the U.S. District Court for the Central District of California against the Company and certain of its current or former officers and/or directors, which have been consolidated under the caption Rand-Heart of New York, Inc. v. NetSol Technologies, Inc., et al., Case No. 2:14-cv-05787 PA (SHx). Plaintiffs subsequently filed consolidated amended complaints, which asserted claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. As a result of the Company’s motions, the Court now has dismissed all of plaintiffs’ claims except those related to the scope of the Company’s release of its next generation product, NFS Ascent™, during the narrow proposed class period of October 24, 2013 to November 8, 2013. The Company has filed an answer and affirmative defenses denying the remaining claims. On February 2, 2016, the parties executed a Stipulation of Settlement to fully resolve the consolidated class action lawsuit, and filed a motion seeking the Federal Court’s preliminary approval of the settlement, which is scheduled for hearing on March 28, 2016. The Company expects the cost of settlement to be fully covered by its insurers. The Company believes that plaintiffs’ allegations are meritless and, in the event that the Court does not approve the parties’ settlement, it intends to vigorously defend all claims asserted. If the settlement is not approved and the litigation continues, at this stage of the litigation the Company is unable to form a professional judgment that an unfavorable outcome is either probable or remote, and it is not possible to assess whether or not the outcome of these proceedings will or will not have a material adverse effect on the Company.

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On October 27, 2015, a shareholder derivative lawsuit was filed in the California state court entitled McArthur v Ghauri, et al., Case No. BC599020 (Los Angeles, Cty.), naming current and former members of the Company’s board of directors as defendants. The complaint alleges that the defendants breached their fiduciary duties based on the same alleged factual premise as the pending federal securities class action described above. The Company is named as a nominal defendant only and no damages are sought from it. In addition, on December 30, 2015, a virtually identical shareholder derivative lawsuit was filed in Nevada state court, Paulovits v. Ghauri, et al., Case No. CV15-02470 (Washoe Cty.), which alleges the same claims as the earlier-filed California case. The parties in the California lawsuit recently reached an agreement-in-principle providing for the settlement of that case. The proposed settlement is on the terms and conditions set forth in a Memorandum of Understanding (“MOU”) dated March 16, 2016. Pursuant to the MOU, the parties shall in good faith attempt to present to this Court the appropriate motion(s) for approval of the settlement within twenty-one (21) calendar days of the signing of the MOU. Such settlement is in the process of being documented and is subject to the Court’s approval.

OTHER MATTERS

The Board of Directors of the Company does not intend to present any business at the Annual Meeting other than the matters specifically set forth in this Proxy Statement and knows of no other business to come before the Annual Meeting. However, on all matters properly brought before the Annual Meeting by the Board or by others, the persons named as proxies in the accompanying proxy will vote in accordance with their best judgment.

ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES, VOTE VIA TELEPHONE OR VOTE VIA THE INTERNET PROMPTLY.

Your attendance at the Annual Meeting is desired whether your holdings are large or small. We encourage shareholders to take an active interest in NetSol and we would appreciate your vote on the enclosed proxy card or via the Internet through our transfer agent Computershare by visiting the www.proxyvote.com site and following the screen instructions. If you plan to vote at the Annual Meeting by proxy, please either sign, date and mail your Proxy in the enclosed envelope or at www.proxyvote.com, as promptly as possible.

Dated: March 29, 2016

Calabasas, California

BY ORDER OF THE BOARD OF DIRECTORS

Najeeb Ghauri
Chairman and CEO

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NETSOL TECHNOLOGIES, INC.

Proxy for the 2015 Annual Meeting of Shareholders to be Held on May 17, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Najeeb Ghauri, with full power of substitution, as his or her Proxy to represent and vote, as designated below, the number of shares of which the undersigned is entitled to vote as a common stockholder of NetSol Technologies, Inc., registered in the name of the undersigned on with the powers the undersigned would possess if personally present at the 2015 Annual Meeting of Shareholders to be held at the Company’s headquarters located at 24025 Park Sorrento, Suite 410, Calabasas, CA 91302 at 10:00 AM local time, on and at any adjournment thereof, hereby revokes any proxy or proxies previously given.

1.	ELECTION OF DIRECTORS:

		For	Against	Abstain

ALL NOMINEES LISTED		[ ]	[ ]	[ ]

OR

1a.	Najeeb Ghauri	[ ]	[ ]	[ ]
1b.	Naeem Ghauri	[ ]	[ ]	[ ]
1c.	Eugen Beckert	[ ]	[ ]	[ ]
1d.	Shahid J. Burki	[ ]	[ ]	[ ]
1e.	Mark Caton	[ ]	[ ]	[ ]

2.	To consider and vote upon the ratification of the appointment of Kabani & Company, INC. as the Company’s independent auditors for the fiscal year 2016;

[ ] For	[ ] Against	[ ] Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND, “FOR” PROPOSAL NUMBER 2 AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.

Dated: __________________________, 2016

(Signature)

(Second signature)

PLEASE DATE AND SIGN ABOVE exactly as your
name appears on your Stock Certificate, indicating where appropriate, official position or representative capacity.

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